EXHIBIT 10.11

CAF HOLDINGS, INC.

2001 CAF HOLDINGS, INC.

EXECUTIVE AND MANAGEMENT STOCK OPTION PLAN

	(c)	Closing	8

	(d)	Restrictions on Repurchase	8

	(e)	Termination of Repurchase Rights	9

7.	Restrictions on Transfer of Plan Securities		9

8.	Additional Restrictions on Transfer		9

	(a)	Restrictive Legend	9

	(b)	Holdback Agreement	10

	(c)	Opinion of Counsel	10

9.	Sale of the Company		10

	(a)	Approved Sale	10

	(b)	Required Actions	10

	(c)	Conditions to Participant’s Obligations	11

	(d)	Rule 506 Transaction	11

	(e)	Expenses of Approved Sale	11

10.	Additional Provisions		12

	(a)	Listing, Registration and Compliance with Laws and Regulations	12

	(b)	Taxes	12

	(c)	No Right to Employment Conferred	12

	(d)	Securities Compliance	12

11.	Amendment		13

12.	Termination		13

13.	Definitions		13

14.	Indemnification		16

CAF HOLDINGS, INC.

2001 EXECUTIVE AND MANAGEMENT STOCK OPTION PLAN

1.    Title and Purpose.    This plan shall be known as the 2001 CAF Holdings, Inc. Executive and Management Stock Option Plan (as amended, supplemented or restated from time to time, this “Plan”). This Plan is intended to promote the long-term growth and profitability of CAF Holdings Inc., a Virginia corporation (the “Company”), by providing those persons who are involved in the Company’s or its Subsidiaries’ growth with an opportunity to acquire an ownership interest in the Company, thereby encouraging such persons to contribute to and participate in the success of the Company and its Subsidiaries and to remain in the Company’s or its Subsidiaries’ employ. Under this Plan, the Company may issue options to purchase shares of its Common Stock (“Options”) to eligible employees, directors, officers, consultants, and advisors (each a “Participant”) of the Company or its Subsidiaries as may be selected and approved from time to time by the Committee. This Plan has been adopted by the Board. Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in Section 13 of this Plan.

2.    Administration.    This Plan shall be administered by the Committee. The Committee shall have full power, on behalf of the Company, to (a) construe and interpret this Plan and the Option Agreements (as hereinafter defined), (b) to establish and amend rules for the administration of this Plan, (c) to issue Option Shares and to authorize the Company to enter into Option Agreements, under this Plan, (d) to correct any defect or omission and to reconcile any inconsistency in this Plan or Option Agreements, as applicable, to the extent the Committee deems desirable to carry into effect this Plan or the terms of the Option Agreements and (e) to determine who is eligible to be a Participant hereunder. The Committee may act by a majority of a quorum present at a meeting or by an instrument executed by a majority of its members. All actions taken and decisions made by the Committee pursuant to this Plan shall be binding and conclusive on all persons interested in this Plan. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Board, or by any officer of any of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute. All expenses associated with the administration of the Plan shall be borne by the Company.

3.    Capital Stock Reserved for this Plan.    An aggregate of 57,061.64 shares of the Company’s Common Stock shall be reserved for issuance with respect to the Options granted under this Plan, subject to appropriate adjustment by the Committee in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Company’s capital stock. In order to prevent the dilution or enlargement of rights of Common Stock issued or sold under this Plan generally, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Common Stock, the Committee may make appropriate changes in the number and type of shares of Common Stock covered by outstanding Options and the prices specified therein.

4.    Limitation on Issuance of Shares.    The Company may not issue or sell a greater number of shares of Common Stock with respect to Options, pursuant to this Plan than is contemplated by Section 3 hereof without the requisite approval of the Board in accordance with Section 11 of this Plan.

5.    Options.

(a)    Form of Option.    Options granted under this Plan shall be nonqualified stock options (the “Nonqualified Stock Options”) and are not incentive stock options within the meaning of Section 422 of the Code or any successor provision (“Incentive Stock Options”).

(b)    Power to Grant Options.    Options to be granted under this Plan may be in any form consistent with this Plan as the Committee may determine. Options granted pursuant to this Plan shall be Nonqualified Stock Options. All Options granted under this Plan shall be subject to such terms and conditions set forth in this Plan and the particular Option Agreement entered into between the Company and each Participant. If there is any conflict between the Plan and an Option Agreement, the Plan controls.

(c)    Issuance of Options.    All issuances of Options pursuant to this Plan shall be pursuant to and in accordance with the written agreement between the Company and each Participant, which such agreement shall expressly issue or grant such Options and contain the terms of such Options (each, an “Option Agreement”), as supplemented by the terms of this Plan. No Participant shall have any rights under or in respect of any Option issued under this Plan unless and until such Participant has executed and delivered an Option Agreement. The Company has the right to repurchase from Participant all of his or her Common Stock issued pursuant to the exercise of Options, and shares of Common Stock covered by outstanding Options which are vested but unexercised as of the Termination Date (as defined below), pursuant to the terms and conditions set forth in Section 6 of this Plan and such additional terms and conditions as may be approved by the Committee. If any Option Shares are repurchased by the Company pursuant to Section 6(a)(ii), such Option Shares shall again be available for reissuance under this Plan. Similarly, if any Options expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of shares of Common Stock thereunder (other than any portion thereof which is vested but unexercised as of the Termination Date and purchased by the Company pursuant to Section 6(a)(i)), the shares which were subject to issuance thereunder but were not issued, or which upon subsequent vesting of the Option would have become subject to issuance thereunder, shall again be available for issuance under this Plan. Common Stock issued upon the exercise of Options granted hereunder may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

(d)    Option Price.    The Option price per share of Common Stock shall be fixed by the Committee and set forth in the Option Agreement entered into with any Participant.

(e)    Option Term.    Each Option granted under this Plan shall expire at the close of business on the tenth anniversary of the date of any Participant’s Option Agreement (the “Expiration Date”), subject to earlier expiration as provided in Section 5(h)(ii) and Section 5(h)(iii) of this Plan.

(f)    Option Shares; Exercisability.    The aggregate number of Option Shares in respect of each Option shall be fixed by the Committee and set forth in the applicable Option Agreement. Each Option may be exercised at any time only to acquire the number of Option Shares (if any) equal to the excess of (i) the aggregate number of Option Shares which are deemed to be vested in respect of such Option under the Plan, over (ii) the aggregate number of Option Shares previously issued upon exercise of such Option.

(g)    Vesting of Options.    The Option Shares in respect of each Participant’s Option shall vest in accordance with this subparagraph (g) only so long as such Participant remains employed by the Company or any of its Subsidiaries; provided, however, that in the event a Participant ceases to be employed by the Company (other than a termination by the Company for Cause) following the end of a Measurement Period but prior to the immediately following Measurement Date, such Participant’s Option may continue to vest pursuant to Section 5(g)(i) (and not pursuant to Section 5(g)(ii)) until such immediately following Measurement Date. Notwithstanding any other provision of the Plan or of any Option Agreement, except as provided in the immediately preceding sentence, in no event will the aggregate number of Option Shares which are deemed to be vested in respect of any Option exceed the aggregate number of Option Shares which are vested under such Option on such Participant’s Termination Date. At any time, the aggregate number of Option Shares which will be deemed to be vested under any Option will be equal to the product of (i) the aggregate number of Option Shares with respect to such Option, multiplied (ii) by the greater of (A) the EBITDA Percentage at such time, as determined pursuant to subparagraph (i) below, and (B) the Investor Return Percentage at such time, as determined pursuant to subparagraph (ii) below.

i.     EBITDA Test.    The EBITDA Percentage for each Participant shall initially be zero, but subject to increase in accordance with this subparagraph (i). If a Participant remains continuously employed by the Company or any of its Subsidiaries from the date of such Participant’s Option Agreement until the end of a Measurement Period, then such Participant’s EBITDA Percentage will be equal to the greater of (A) the EBITDA Percentage determined on the Measurement Date based upon the Company’s EBITDA for the Measurement Period most recently ended prior to the Participant’s Termination Date, and (B) the highest EBITDA Percentage previously determined for such Participant on a prior Measurement Date pursuant to this subparagraph. In no event will a Participant’s EBITDA Percentage be subject to increase on or after such Participant’s Termination Date, except to the extent, if any, required by subparagraph 5(g)(i)(A). There will be three “Measurement Periods”: the first Measurement Period will include the Company’s fiscal years ended January 2002 and January 2003; the second Measurement Period will include the Company’s fiscal years ended January 2002, January 2003 and January 2004; and the third Measurement Period will include the Company’s fiscal years ended January 2002, January 2003, January 2004 and January 2005. If the Company’s EBITDA for any Measurement Period is equal to or greater than an amount of “Target EBITDA” set forth in the table below for such Measurement Period, then the EBITDA Percentage determined as of the Measurement Date for such period shall be that set forth under the column entitled “EBITDA Percentage” opposite such amount of Target EBITDA for such Measurement Period. If the Company’s EBITDA for a Measurement Period is greater than more than one “Target EBITDA” amount set forth in the table below for such Measurement Period, the EBITDA Percentage determined as of such date will be the EBITDA Percentage set forth opposite the highest of such Target EBITDA amounts for such period. EBITDA for each Measurement Period shall be determined by the Committee based on the Company’s audited financial statements, and the Committee’s determination of EBITDA shall be final and binding on all Participants.

	Target EBITDA* ($ millions)

EBITDA Percentage	Measurement Period Ended FY 2002 (includes fiscal years ended January 2002 and January 2003)	Measurement Period Ended FY 2003 (includes fiscal years ended January 2002, January 2003 and January 2004)	Measurement Period Ended FY 2004 (includes fiscal years ended January 2002, January 2003, January 2004 and January 2005)

13%	$139	—	—

20%	$155	—	—

27%	$170	$228	—

40%	—	$254	$328

53%	—	$279	—

60%	—	—	$366

80%	—	—	$402

*	–Each amount of Target EBITDA set forth above for any Measurement Period will be increased by the Capital Cost for such period calculated in the manner described below. The Board shall periodically calculate the Capital Cost for each Measurement Period and adjust each Target EBITDA amount accordingly. Any such determination by the Board in good faith shall be final and binding on all Participants.

If at any time after August 1, 2001 and during a Measurement Period the Company or any of its Subsidiaries issues any capital stock or other securities or rights to acquire securities (other than issuances by any Subsidiary of the Company to the Company or other Subsidiary of the Company), other than notes or other obligations pursuant to the Credit Agreement, or the Company incurs any indebtedness under the Credit Agreement to finance any acquisition or any capital expenditure, each amount of Target EBITDA set forth in the table above for such Measurement Period will increase by an amount calculated by the Committee to be the Capital Cost for such period. For purposes of the foregoing, “Capital Cost” for any period means an amount equal to the sum of:

(x) a Yield of thirty percent (30%) per annum calculated in respect of the sum of the aggregate amount of any cash plus the aggregate Fair Market Value of any property contributed to the Company in exchange for any capital stock or other securities, other than notes or other obligations pursuant to the Credit Agreement, plus

(y) a Yield of ten percent (10%) per annum calculated on any indebtedness incurred under the Credit Agreement the proceeds of which are used (directly or indirectly) to finance any (i) acquisition of any business or (ii) capital expenditure which the Committee determines was not reflected in the Company’s then-current capital expenditures budget for such period.

For purposes of the foregoing:

“Measurement Date” means the date on which the Company’s independent auditors deliver to the Board the audited consolidated financial statements for the Company (including an income statement and a balance sheet, and accompanied by an opinion of such auditor) for the Company’s fiscal years ended January 2003, January 2004 or January 2005.

“Yield” means a return calculated at the specified rate per annum, compounded on each March 31, June 30, September 30 and December 31.

All determinations by the Committee in connection with any determination of EBITDA Percentage, including without limitation the calculation of Capital Cost for any Measurement Period, shall be final and binding on the Participants.

ii.    Investor Return Test.    The “Investor Return Percentage” for any Participant who is and has, since the date of such Participant’s Option Agreement, remained employed by the Company or any of its Subsidiaries, shall be determined in accordance with the table below:

If on any date the Investor Return is	Then the Investor Return Percentage on such date shall be
Equal to or greater than 25%, but less than 30%	40%
Equal to or greater than 30%, but less than 35%	60%
Equal to or greater than 35%, but less than 40%	80%
Equal to or greater than 40%	100%

If a Participant ceases for any reason to be employed by the Company and its Subsidiaries, the Investor Return Percentage for such Participant shall thereafter be equal to the Investor Return Percentage on such Participant’s Termination Date.

Any calculation of Investor Return by the Committee in good faith shall be final and binding on the Participants. At any time when the Investor Return does not equal or exceed 25%, the Investor Return Percentage shall be zero.

(h)    Expiration of Option.

i.    Normal Expiration.    In no event shall any part of any Option granted under this Plan be exercisable after the Expiration Date of such Option as set forth in Section 5(e) above.

ii.    Early Expiration Upon Termination of Employment.    If a Participant ceases to be employed by any of the Company and its Subsidiaries for any reason (other than on account of a termination by the Company with Cause), then the portion of such Participant’s Option that has not vested as of the Termination Date (as defined below) or, in the case of a Participant who ceases to be an employee following the end of a Measurement Period but prior to the immediately following Measurement Date, as of such immediately following Measurement Date, shall expire at such time and the portion of such Option that has vested as of the Termination Date shall expire on the earlier of the Expiration Date or 45 days after the Termination Date or the applicable Measurement Date as described above (or, as an alternative to the latter date in the case of a participant’s death or Disability, the six-month anniversary of the Termination Date or the applicable Measurement Date as described above).

iii.    Early Expiration Upon Termination With Cause.    If a Participant’s employment with the Company or its Subsidiaries terminates with Cause, then the Participant’s Option shall immediately terminate on the Termination Date, and such Participant shall forfeit all rights with respect to such Option, regardless of whether such Option, or any portion thereof, shall have become vested and/or exercisable.

(i)    Exercise Procedures.    To exercise an Option at any time prior to the Expiration Date (or any earlier date of expiration provided in Section 5(h)(ii) and Section 5(h)(iii) of this Plan), the Participant (or other holder thereof) must deliver written notice to the Company (to the attention of the Company’s Secretary) and written acknowledgment that such holder has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to Participant (or such holder) regarding the Company, together with payment of the Option Price in accordance with the provisions of the Option Agreement. As a condition to any exercise of an Option, the Participant or other holder of such Option shall permit the Company to deliver to such Person all financial and other information regarding the Company and its Subsidiaries that it believes necessary to enable such Person to make an informed investment decision, and such holder shall make all customary investment representations which the Company requires. Any Participant or other holder of any Option may be required, as a condition precedent to the exercise of such Option, at such Person’s expense, to supply the Committee with such evidence, representations, agreements or assurances (including, but not limited to, opinions of counsel satisfactory to the Committee) as the Committee then may deem reasonably necessary or desirable in order to establish to the satisfaction of the Committee the right of such Person to exercise such Option, and the propriety of the sale of securities by reason of such exercise under the Securities Act and any other laws or requirements of any governmental authority specified by the Committee, and the Company shall not be obligated to issue any shares of Common Stock subject to such Option until all evidence, representations, agreements and assurances required by the Committee shall have been supplied and reviewed by the Committee and are in a form and of substance satisfactory to the Company’s counsel. In addition, as a condition to the issuance of shares of Common Stock upon any exercise of an Option, the Committee may in its sole discretion require that the Participant or other holder become a party to the Investor Rights Agreement or any other stockholder agreement then in effect. No Participant or other Option holder shall have any rights as a shareholder with respect to shares of Common Stock issuable under any Option granted under this Plan until and unless such shares are issued and delivered to such Person. The Option Price paid upon the exercise of any Option granted under this Plan shall be added to the general funds of the Company and may be used for any proper corporate purpose.

6.     Repurchase of Plan Securities.

(a)    Repurchase Option.    If a Participant ceases to be employed by any of the Company and its Subsidiaries for any reason, including upon such Participant’s death, Disability, resignation or termination with or without Cause, all Option Shares (including Option Shares which are vested but which have not been issued) in respect of such Participant, whether held by such Participant or any other Person (collectively, such Participant’s “Plan Securities”), will be subject to repurchase by the Company pursuant to the terms and conditions set forth in this Section 6 (the “Repurchase Option”).

i.    Termination Without Cause; Death or Disability; Resignation.    If a Participant’s employment with the Company or any of its Subsidiaries terminates as a result of (A) a termination without Cause, (B) death or Disability, (C) Participant’s resignation or (D) any reason not covered by Section 6(a)(ii) below, then the Company may elect to purchase all or any portion of such Participant’s Plan Securities at a price per share equal to (1) in the case of Option Shares which have been issued upon exercise of an Option, the Fair Market Value thereof as of the Termination Date, and (2) in the case of Option Shares which are vested but unissued, the repurchase price for each such Option Share will be (a) the Fair Market Value thereof as of the Termination Date, minus (b) the Option Price thereof.

ii.    Termination with Cause.    If a Participant’s employment with the Company or any of its Subsidiaries terminates with Cause, then the Company may elect to purchase all or any portion of such Participant’s Plan Securities at a price per share equal to, in the case of Option Shares which have been issued upon exercise of an Option, the lesser of Fair Market Value thereof as of the Termination Date and the Option Price. As provided in Section 5(h)(iii) of this Plan, if a Participant’s employment with the Company or any of its Subsidiaries terminates with Cause, such Participant’s Options shall immediately terminate concurrently with termination of such employment.

(b)    Repurchase Procedures.    After termination of a Participant’s employment with the Company and its Subsidiaries for any reason, the Company may elect to exercise the right to repurchase all or any portion of such Participant’s Plan Securities (in the amounts and for the prices set forth in Sections 6(a)(i) and 6(a)(ii) pursuant to the Repurchase Option by delivering written notice (the “Repurchase Notice”) to such Participant or any other holders of such Participant’s Plan Securities at any time prior to the expiration of the 90 day period commencing on (i) with respect to Option Shares which have been issued upon exercise of the Option prior to the Termination Date or are vested but remain unissued as of the Termination Date, the Termination Date, (ii) with repect to vested but unissued Option Shares of a Participant who ceases to be an employee (other than a termination by the Company for Cause) following the end of a Measurement Period but prior to the immediately following Measurement Date, such Measurement Date, and (iii) with respect to Option Shares which are issued upon exercise of the Option after the Termination Date, such date of exercise. The Repurchase Notice shall set forth the number of Plan Securities to be acquired from such Participant and such other holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of Plan Securities to be repurchased by the Company shall first be satisfied to the extent possible from the Plan Securities held by such Participant at the time of delivery of the Repurchase Notice. If the number of Plan Securities then held by such Participant is less than the total number of Plan Securities the Company has elected to purchase, then the other holders thereof shall sell to the Company the remaining shares elected to be purchased, pro rata from such holders according to the number of shares held by each such holder at the time of delivery of such Repurchase Notice (determined as close as practical to the nearest whole number of shares).

(c)    Closing.    The closing of the transactions contemplated by this Section 6 will take place on the date designated by the Company in the Repurchase Notice, which date will not be more than 60 days after the delivery of the Repurchase Notice. At its option, the Company will pay for the Plan Securities to be purchased pursuant to the Repurchase Option by, (A) delivery of a check payable to the holder(s) of such Plan Securities, or (B), where permitted by applicable law, delivery of a subordinated note or notes payable in up to three (3) equal annual installments, with the first installment due on the first anniversary of the closing of such purchase, and bearing interest (payable quarterly in cash or, at the Company’s election, in additional notes of the same tenor) at a rate per annum equal to the prime rate as published in The Wall Street Journal from time to time, or (C) in respect of any repurchase of Plan Securities, any combination of (A) and (B) in the aggregate amount of the purchase price for such Plan Securities. In addition, the Company may pay the purchase price for such Plan Securities by offsetting amounts outstanding under any indebtedness or obligations owed by the applicable Participant to the Company or any of its Subsidiaries. Any obligations of the Company under any notes issued by the Company pursuant to this Section 6(c) shall be subject to any restrictive covenants to which the Company is subject at the time of such purchase. The Company will receive customary representations and warranties from the applicable Participant and any other selling holders of Plan Securities regarding the sale of the applicable Plan Securities, including but not limited to the representation that such seller has good and marketable title to such Plan Securities to be transferred, free and clear of all liens, claims and other encumbrances.

(d)    Restrictions on Repurchase.    Notwithstanding anything to the contrary contained in this Plan or any applicable Option Agreement, all repurchases of Plan Securities by the Company shall be subject to applicable restrictions contained in the Virginia Stock Corporation Act and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Plan Securities hereunder which the Company is otherwise entitled to make, the time periods in this Section 6 with respect to such purchase shall be suspended until the Company is permitted to do so under such restrictions or until such restrictions lapse, so that the Company shall be entitled to thereafter exercise its rights under this Section 6.

(e)    Termination of Repurchase Rights.    The right of the Company to repurchase Plan Securities pursuant to Section 6(a)(i) shall terminate upon an Initial Public Offering.

7.    Restrictions on Transfer of Plan Securities.    Participants under the Plan may not sell, pledge, assign or otherwise directly or indirectly dispose of (a “Transfer”) any interest in any Plan Securities except pursuant to a Public Sale or the provisions of Sections 6 or 9 of this Plan (“Exempt Transfers”) and except pursuant to applicable laws of descent and distribution; provided that the restrictions contained in this Section 7 shall continue to be applicable to all Plan Securities after any Transfer pursuant to the laws of descent and distribution and the transferees of such Plan Securities have agreed in writing delivered to the Company prior to such Transfer to be bound by the provisions of this Agreement. Any Transfer or attempted Transfer in violation of this provision shall be void. During the lifetime of the Participant to whom they are granted, Options may be exercised only by such person (or his guardian or legal representative). In the event of the death of a Participant, such Option may be exercised only (i) by the executor or administrator of Participant’s estate or the person or persons to whom such Participant’s rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that Participant or such holder was entitled hereunder at the date of the Participant’s death.

8.    Additional Restrictions on Transfer.

(a)    Restrictive Legend.    All certificates representing the Plan Securities shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON             , 2001 HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE 2001 CAF HOLDINGS, INC. EXECUTIVE AND MANAGEMENT STOCK OPTION PLAN OR IN AN AGREEMENT BETWEEN THE COMPANY AND              DATED AS OF             , 2001 A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b)    Holdback Agreement.    Each holder of Plan Securities may not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the

Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten registered public offering, unless the underwriters managing the registered public offering otherwise agree.

(c)    Opinion of Counsel.    Participants under the Plan may not Transfer any Plan Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such Transfer. The Committee may waive this requirement in respect of any Transfer without waiving this requirement in respect of any other Transfer.

9.    Sale of the Company.

(a)    Approved Sale.    If the Required Sponsors approve a Sale of the Company (an “Approved Sale”), each Participant (and any other holders of Plan Securities) will vote for, consent to and will not object to or otherwise impede consummation of the Approved Sale.

(b)    Required Actions.    If the Approved Sale is structured as (A) a merger or consolidation, each Participant (and each other holder of Plan Securities) shall vote its Plan Securities to approve such merger or consolidation, whether by written consent or at a stockholders meeting (as requested by the Required Sponsors), and waive all dissenter’s rights, appraisal rights and similar rights in connection with such merger or consolidation, (B) a sale of stock, each Participant (and any other holders of Plan Securities) shall agree to sell, and shall sell, all of its Plan Securities and rights to acquire Plan Securities on the terms and conditions approved by the Required Sponsors, or (C) a sale of assets, each Participant (and any other holders of Plan Securities) shall vote its Plan Securities to approve such sale and any subsequent liquidation of the Company or other distribution of the proceeds therefrom, whether by written consent or at a stockholders meeting (as requested by the Required Sponsors). In furtherance of the foregoing, (I) each Participant (and each other holder of Plan Securities) will take all necessary or desirable actions reasonably requested by the Required Sponsors in connection with the consummation of the Approved Sale of the Company and (II) each Participant (and each other holder of Plan Securities) will make the representations and warranties, and enter into such indemnities and agreements, as required by the Required Sponsors (subject to Sections 9(b)(i) and (ii) below), including without limitation, shall execute the applicable purchase agreement, and shall vote all Plan Securities to approve such transaction. In any Approved Sale, (i) each Participant (and each other holder of Plan Securities) shall be obligated to make representations and warranties as to such holder’s title to and ownership of Plan Securities, authorization, execution and delivery of relevant documents by such holder, enforceability of relevant agreements against such holder and other matters relating to such holder, to enter into covenants in respect of the transfer of such holder’s Plan Securities as necessary or desirable for such Approved Sale and to enter into indemnification obligations with respect to the foregoing, in each case to the extent that each of the Required Holders is similarly obligated; provided that no holder of Plan Securities shall be obligated to enter into indemnification obligations with respect to any of the foregoing to the extent relating to the breach by any other holder of Plan Securities of any such other holder’s representations or warranties or other obligations, and (ii) in no event shall any holder of Plan Securities be liable in respect of any indemnity obligations pursuant to any Approved Sale in an aggregate amount in excess of the total consideration payable to such holder in such Approved Sale.

(c)    Conditions to Participant’s Obligations.    The obligations of each Participant (and any other holders of Plan Securities) with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Plan Securities will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Plan Securities would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Articles of Incorporation as in effect immediately prior to such Approved Sale; (ii) if any holder of Plan Securities is given an option as to the form and amount of consideration to be received, each holder of Plan Securities of the same type or class will be given the same option; and (iii) each holder of then currently exercisable Options will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such Option Shares.

(d)    Rule 506 Transaction.    If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Plan Securities will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any Participant (or any other holder of Plan Securities) appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any Participant (or any other holder of Plan Securities) declines to appoint the purchaser representative designated by the Company such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

(e)    Expenses of Approved Sale.    Each Participant (or any other holder of Plan Securities) will bear its pro rata share (as if such expenses reduced the aggregate proceeds available for distribution as contemplated by Section 9(c)(i) above) of the costs of any sale of Plan Securities pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Plan Securities and are not otherwise paid by the Company or the acquiring party. For purposes of this Section 9(e), costs incurred in exercising reasonable efforts to take all necessary actions in connection with the consummation of an Approved Sale in accordance with Section 9(a) shall be deemed to be for the benefit of all holders of Plan Securities. Costs incurred by any holder of Plan Securities on its own behalf will not be considered costs of the transaction hereunder and will be the responsibility of such holder.

10.    Additional Provisions.

(a)    Listing, Registration and Compliance with Laws and Regulations.    All Plan Securities issued pursuant to this Plan shall be subject to the requirement that if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification upon any securities exchange or under any state or federal securities or other law or regulation of such Plan Securities, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with such issuance, no such Option may be exercised nor may any Option Shares or other Plan Securities be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The recipient of such Option Shares or other Plan Securities will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised or any other Plan Securities may be issued, the Committee may, in its discretion and without the holders’ consent, so reduce such period on not less than 10 days written notice to the holders thereof. Nothing contained herein shall obligate the Company to register any Common Stock or other securities under any federal or state securities laws.

(b)    Taxes.    The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from a Plan Participant in lieu of withholding) the amount of any withholding or other tax due with respect to any amount payable and/or shares issuable under this Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

(c)    No Right to Employment Conferred.    Nothing in this Plan or (in the absence of an express provision to the contrary) in the Option Agreements, shall confer on any Participant any right to continue in the employment of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate such Participant’s employment at any time for any reason or to continue such Participant’s present (or any other) rate of compensation, and in the event of such Participant’s termination of employment (including, but not limited to, termination by the Company or its Subsidiaries without Cause) any portion of such Participant’s Option that was not previously vested shall be forfeited.

(d)    Securities Compliance.    The Company’s securities shall be offered under the Plan pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 701 promulgated by the Securities and Exchange Commission. Any and all of the Company’s securities offered or issued under the Plan are so offered or issued as part of the compensation and incentive arrangements between the Company and the Participants, and no such offer or issuance shall be made for capital-raising purposes.

(e)    Financial Statements.    If required by applicable state law, the Company will provide Participants with financial statements of the Company on an annual basis within 180 days following the end of the Company’s fiscal year.

11.    Amendment.    At any time the Board may make such additions or amendments as it deems advisable under this Plan, including increasing the maximum number of shares of Common Stock issuable hereunder, except that it may not, without further approval by the Company’s shareholders and the requisite approval of the Company’s Board, change the class of employees to whom Plan Securities may be granted under this Plan.

12.    Termination.    The Board shall have the right and power to terminate this Plan at any time. If it is not earlier terminated by the Board, this Plan shall terminate on August 1, 2011. No securities shall be issued under this Plan after this Plan’s termination, but the termination of this Plan shall not have any other effect, and any Option outstanding at the time of this Plan’s termination may be exercised after such termination to the same extent such Option would have been exercisable had this Plan not terminated.

13.    Definitions.    As used in this Plan, the following terms shall have the meanings set forth below:

“Affiliate” of a Person means any other person, entity or investment fund controlling, controlled by or under common control with the Person and, in the case of a Person which is a partnership, any partner of the Person.

“Articles of Incorporation” means the Company’s articles of incorporation in effect at the time as of which any determination is being made.

“Board” means the board of directors of the Company.

“Cash Inflows” measured as of any time means all cash payments received by the Sponsors at or prior to such time, with respect to debt or equity securities of the Company purchased by the Sponsors from the Company at or prior to such time (whether such payments are received as interest, dividends, proceeds with respect to a sale or redemption of such securities, upon a liquidation of the Company or otherwise).

“Cash Outflows” as of any time means the sum of all cash payments and investments made by the Sponsors to and in the Company to acquire debt or equity securities of the Company through such time.

“Cause” means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud, (ii) conduct that brings or is reasonably likely to bring the Company or its subsidiaries into public disgrace or disrepute, (iii) failure to perform duties as reasonably directed by the Board (which failure is not cured within 10 days after notice thereof to Participant by the Board); (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or (v) any breach of the Participant’s Subscription Agreement, Option Agreement or the terms of this Plan.

“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

“Committee” shall mean the Compensation Committee of the Board, or such other committee of the Board which may be designated by the Board to administer the Plan or, if the Board has not designated a committee to administer the Plan, the Board in its entirety.

“Common Stock” shall mean the Company’s Common Stock, no par value, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Credit Agreement” means the Credit Agreement dated as of January 25, 2001among the Company, the Lenders (as defined therein) and Credit Suisse First Boston, as Administrative Agent and as Collateral Agent (as defined therein) as such agreement may be amended, extended or modified from time to time, and shall include any loan or credit agreement pursuant to which the indebtedness under such agreement may be refinanced from time to time.

“Disability” shall mean Participant’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively Participant’s duties and obligations to the Company or its Subsidiaries or to participate effectively and actively in the management of the Company or its Subsidiaries for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Committee.

“EBITDA” for any accounting period means the net income of the Company (before any extraordinary or non-recurring items), plus the amount of the provision for federal, state and local income taxes (attributable to such net income), plus the amount of interest expense, plus the amount of depreciation, plus the amount of amortization, in each case determined for such period in accordance with GAAP, and such other adjustments as the Committee may determine.

“Fair Market Value” of the Common Stock or other property shall be determined by the Committee.

“Initial Public Offering” means an initial public offering of the Company’s Common Stock pursuant to an offering registered under the Securities Act.

“Investor Return” measured as of any date means the annual interest rate which, when used to calculate the net present value of the Cash Inflows and the Cash Outflows as of such date, causes such net amount to equal zero.

“Investor Rights Agreement” means the Investor Rights Agreement dated as of January 25, 2001 among the Company and its stockholders, as amended or modified from time to time.

“Option Shares” in respect of any Option shall mean (i) all shares of Common Stock which may at any time become issuable or which were previously issued upon the exercise of such Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Option Shares shall continue to be Option Shares in the hands of any holder other than a Participant (except for the Company and, to the extent that a Participant is permitted to transfer Option Shares pursuant to Section 9 hereof, purchasers pursuant to a Public Sale), and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency, or political subdivision thereof.

“Public Sale” means any sale of Plan Securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

“Required Sponsors” at any time means the holders of at least 66b% of the Sponsor Shares.

“Sale of the Company” means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company’s capital stock), or (ii) all or substantially all of the assets of the Company determined on a consolidated basis. For purposes hereof, “Independent Third Party” means any Person who (i) immediately prior to the contemplated transaction does not own in excess of 5% of the Company’s Common Stock on a fully diluted basis (a “5% Owner”), (ii) neither before nor immediately after the contemplated transaction is controlling, controlled by or under common control with any such 5% Owner and (iii) is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Sponsors” shall mean OCM Principal Opportunities Fund II, L.P. and BancAmerica Capital Investors II, L.P.

“Sponsor Shares” means (i) any Common Stock or Class B Preferred Stock, no par value, acquired by the Sponsors, (ii) any securities of the Company otherwise held from time to time by the Sponsors and (iii) any securities issued or issuable directly or indirectly with respect to the Sponsor Shares referred to in clause (i) or (ii) by way of dividend or split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, provided that the Sponsors Shares shall continue to be the Sponsors Shares only so long as such shares are owned by a Sponsor or any Affiliate of a Sponsor.

“Subsidiary” means any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power.

“Termination Date” for any Participant, means the date on which such Participant ceases to be employed by any of the Company and its Subsidiaries for any reason, including upon such Participant’s death, Disability, resignation or termination with or without Cause.

14.    Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Board or Committee member shall be entitled to the indemnification rights set forth in this Section 14 only if such member has acted in good faith and in a manner that such member reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit, or proceeding a Board or Committee member, as applicable, shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle and defend it on his own behalf.

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